Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Telecommunications Trust.:

We consent to the use of our report dated February 8, 1999, with respect to Smith Barney Telecommunications Trust, incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



	KPMG LLP


New York, New York
April 27, 1999